Exhibit 99.1

Corporate Resource Services Appoints

Joseph P. Ciavarella as Chief Financial Officer

NEW YORK – January 12, 2015 — Corporate Resource Services, Inc. (NASDAQ: CRRS), (the “Company” or, “CRS”), a diversified technology, staffing, recruiting, energy and consulting services firm, today announced that Joseph P. Ciavarella was appointed to Chief Financial Officer on January 12, 2015.

Since July 2012, Mr. Ciavarella has been providing financial consulting services primarily to companies in the financial services and consumer products industries. Mr. Ciavarella served as Senior Vice President and Chief Financial Officer of AboveNet, Inc. (NYSE:ABVT) from 2008 to 2012 and as Vice President and Chief Financial Officer of Langer, Inc., a NASDAQ company, from February 2004 to November 2006. Prior to that, Mr. Ciavarella spent almost 20 years in the financial services industry as a Corporate Vice President and divisional Chief Financial Officer at both Integrated Resources, Inc. and PaineWebber, Inc. and Senior Vice President of Finance at Aviation Capital Group, a subsidiary of Pacific Life Insurance Company. Mr. Ciavarella began his career at Touche Ross & Company in 1976. He is a graduate of Hofstra University and is a Certified Public Accountant.

John. P. Messina, Chairmen and CEO of Corporate Resource Services, Inc. said, "I am pleased to announce that Joe Ciavarella has accepted our offer to become the Chief Financial Officer of CRS.” “Joe brings a track record of managing companies through SEC compliance initiatives and has successfully spearheaded financing and equity raising activities and executed growth initiatives with past organizations. At AboveNet, he was a key member of the management team that successfully sold the company for $2.2 Billion in July 2012. We are excited to welcome Joe to the CRS Executive Management Team and we look forward to his contributions as we execute our growth strategy.”

About Corporate Resource Services, Inc.

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services. The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 235 staffing and on-site facilities in 42 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

For more information, contact:

Michael Goodwin

Makovsky

212.508.9639

mgoodwin@makovsky.com